UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2025

Immunome, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39580	77-0694340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18702 N. Creek Parkway, Suite 100 Bothell, Washington	98011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 321-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IMNM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

Immunome, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders on June 10, 2025 (the “Annual Meeting”). As of April 21, 2025, the record date for the Annual Meeting, 87,011,822 shares of common stock were outstanding and entitled to vote at the Annual Meeting. A summary of the matters voted upon by stockholders at the Annual Meeting is set forth below.

Proposal 1: Election of Directors

The Company’s stockholders elected the two persons below as Class II Directors, each to serve until the Company’s 2028 Annual Meeting of Stockholders and such time as their successors are duly elected and qualified, or until their earlier death, resignation or removal. The final voting results are as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Isaac Barchas	46,329,807	15,249,792	14,740,497
Jean-Jacques Bienaimé	47,144,944	14,434,655	14,740,497

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the selection by the Audit Committee of the Company’s Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
76,259,572	15,957	44,567	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMMUNOME, INC.

Date: June 11, 2025	By:	/s/ Max Rosett
	Name:	Max Rosett
	Title:	Chief Financial Officer